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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-85099 of Kimberly-Clark Corporation on Form S-4 of our report dated January 25, 1999, July 23, 1999, as to Note 17 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 17), appearing in the Annual Report on Form 10-K/A of Kimberly-Clark Corporation for the year ended December 31, 1998.

DELOITTE & TOUCHE LLP
Dallas, Texas

September 23, 1999